EXHIBIT 10.13

                   SECOND AMENDMENT TO SECURED LOAN AGREEMENT
                   ------------------------------------------

     This Second Amendment, dated as of June 4, 1995 (the "Second Amendment"), to that certain Secured Loan Agreement, dated as of June 4, 1993, between Intercargo Corporation, a Delaware Corporation, and LaSalle National Bank (hereinafter the "Original Agreement"), as amended pursuant to the First Amendment to the Original Agreement, dated January 1, 1995 (the "First Amendment") (together the Original Agreement, as amended by the First Amendment, shall be deemed the "Agreement").


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Company and the Bank desire to amend certain provisions of the Agreement.

     NOW, THEREFORE, the Company and the Bank hereby agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the meanings given in the Agreement.

2. The definition of "Revolving Note Maturity Date" in Section 1.1 of the Agreement shall be amended by deleting the same and substituting therefor the following language:

     "Revolving Note Maturity Date" means the earlier to occur of (I) January 1, 1997, or (ii) the date on which the outstanding balance under the Revolving Loan (as may be amended from time to time) equals Ten Million Dollars ($10,000,000.00)."

3. Exhibit B to the Agreement, "Term Note", shall be amended by deleting the same and substituting therefor the Term Note attached hereto as Attachment 1.

4. Article VIII to the Agreement is hereby amended by the addition of the following Section 8.27:

     "Section 8.27 Sale of the Company's Securities. Not sell or otherwise transfer any shares of the Company's or any subsidiaries' capital stock or any options or warrants with respect thereto (collectively, "Sales"), except in accordance with the following:

     (i) proceeds of all Sales from and after the date hereof, by the Company or a subsidiary, as the case may be, in an aggregate amount less than or equal to Five Million dollars ($5,000,000.00) may be retained by the Company or such Subsidiary;

     (ii) fifty percent (50%) of the proceeds of all Sales from and after the date hereof, by the Company or a Subsidiary in an aggregate amount greater than Five Million Dollars ($5,000,000.00) and less than or equal to Fifteen Million dollars ($15,000,000.00) shall be immediately transferred to Bank as an optional prepayment of Loans pursuant to Section 5.1 of the Agreement; and

     (iii) proceeds of all Sales from and after the date hereof, by the Company or a Subsidiary in excess of

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     Fifteen Million Dollars ($15,000,000.00) may be retained by the Company or such Subsidiary."

5. In consideration of the Bank entering into this Second Amendment, upon the execution hereof, the Company shall pay the Bank an amount equal to Twenty-Three Thousand four Hundred Sixty-Two and no/100ths Dollars ($23,462.00).

6. The Company represents and warrants to the Bank that the execution and delivery of this Second Amendment and the consummation of the transactions contemplated hereby do not constitute a breach of, nor default under, any document, instrument or agreement to which the Company is a party and that no Event of Default exists as of the date hereof.

7. Except as amended by this Second Amendment, all of the terms, covenants and conditions of the Agreement are ratified, approved and confirmed and shall remain in full force and effect. The Agreement, together with this Second Amendment, shall constitute the Agreement between the Company and the Bank.

     IN WITNESS WHEREOF, this Second Amendment has been duly executed as of the day and year specified at the beginning hereof.


INTERCARGO CORPORATION,
a Delaware Corporation


By:   /s/ Lawrence P. Goecking
      -----------------------------
Its:  Treasurer
      -----------------------------



LASALLE NATIONAL BANK

By:
      -----------------------------
Its:
      -----------------------------




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